UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2024 (September 18, 2024)
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OTIS WORLDWIDE CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-39221	83-3789412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Carrier Place
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(860) 674-3000
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OTIS	New York Stock Exchange
0.318% Notes due 2026	OTIS/26	New York Stock Exchange
0.934% Notes due 2031	OTIS/31	New York Stock Exchange

Section 5—Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Entry into a Compensatory Arrangement

As contemplated when Otis Worldwide Corporation (the “Company”) announced the promotion of Cristina Méndez as its new Executive Vice President and Chief Financial Officer in a Current Report on Form 8-K dated July 19, 2024, a Swiss-based subsidiary of the Company has entered into an amended and restated employment agreement (the “Agreement”) with Ms. Méndez. The Agreement formalizes the terms of the offer letter that was provided to Ms. Méndez and disclosed when her appointment was announced.

Pursuant to the Agreement, Ms. Méndez was appointed as the Company’s Executive Vice President and Chief Financial Officer effective August 23, 2024. In her new role, she receives an annual base salary of $770,000. Ms. Méndez’s annual target opportunity under the Company’s Short-Term Incentive Plan is equal to 100% of her annual base salary, but the annual target opportunity will be pro-rated for 2024 to reflect both the new target opportunity and the target opportunity in effect prior to her promotion. In addition, on August 23, 2024, Ms. Méndez received a supplemental 2024 annual long-term incentive plan award with an aggregate target value of $2,390,000 under the Company’s 2020 Long-Term Incentive Plan, as amended and restated as of January 1, 2024. 50% of the award was delivered in performance share units which are scheduled to vest in early 2027 based on Company performance over the 2024-2026 performance period. 25% of the award was delivered in restricted stock units and 25% was delivered in stock appreciation rights. The restricted stock units and stock appreciation rights vest ratably over three years (1/3 on each anniversary of the grant date). This award was supplemental to the award she received in February 2024 when she serving as the Senior Vice President, Finance EMEA & Transformation.

In addition, the Company and Ms. Méndez have entered into a letter of international assignment pursuant to which Ms. Méndez, who is currently based in Switzerland, will be placed on a long-term international assignment to Farmington, Connecticut, where the Company is headquartered. While on assignment, Ms. Méndez will be provided with benefits under the Company’s long term assignment policy, including moving of household goods, schooling for her minor children, international health and welfare benefits coverage, tax preparation services and tax equalization (to Switzerland). In addition, she will receive a one-time relocation allowance of 12,792 CHF and a housing allowance of $5,000 per month plus reimbursement for utilities.

Ms. Méndez will be covered by the Company’s ELG Severance Plan and its Change in Control Severance Plan and is subject to a 2-year post-employment noncompetition and nonsolicitation of employee covenants.

The above description is a summary of the Agreement and Ms. Méndez’s letter of international assignment and each is subject to and qualified in its entirety by reference to these documents, copies of which are attached hereto as Exhibits 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amended and Restated Employment Agreement, dated September 18, 2024, between Cristina Méndez and Otis International Sàrl.

10.2	Letter of Assignment for Cristina Méndez, effective December 1, 2024.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTIS WORLDWIDE CORPORATION
(Registrant)

Date: September 20, 2024	By:	/s/ TOBY SMITH
Toby Smith
Senior Vice President, Corporate Secretary